UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: December 15, 2005

SOLAR ENERGY LIMITED

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

1-14791 (Commission File Number)	76-0418364 (IRS Employer Identification Number)

Andrew Wallace, Chief Executive Officer
145-925 West Georgia Street, Vancouver, British Columbia, Canada V6C 3L2
(Address of principal executive offices)

(604)669-4771
(Registrant’s telephone number, including area code)

2610-1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X2

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Report or CompletedInterim
Review

(a)

 (1)  On December 15, 2005, Solar Energy Limited (“Company”) determined that its June 30, 2005, March 31, 2005 and December 31, 2004 financial statements should no longer be relied upon and require restatement.

(2)

The determination to restate the Company’s financial statements for the periods given was reached in connection with comments made by the U.S. Securities and Exchange Commission pertaining to the Company’s Form 10-KSB filing for the period ended December 31, 2004 and to the Company’s Form 10-QSB filings for the period ended June 30, 2005 and March 31, 2005. The Company has determined that a restatement is warranted due to a prior reported gain on the sale of a subsidiary that should have been deferred as unrealized due to a mutual cancellation provision made part of that transaction and a prior reported receivable that has since been adjusted to zero.

(3)

The Company’s chief executive officer, chief financial officer and principal accounting officer has discussed the matters disclosed in this Item 4.02(a) with the Company’s current auditor, Chisholm, Bierwolf & Nilson, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Solar Energy Limited                                                                       Date

By: /s/ Andrew Wallace                                                                       December 15, 2005

Name: Andrew Wallace

Title: Chief Executive Officer